BlackRock Global Small Cap Fund, Inc.

 (formerly Merrill Lynch Global Small Cap Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 15 filed on September 26, 2006 (SEC Accession No. 0001193125-06-196667).